UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 24, 2017

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Advanced Disposal Services, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 26, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2017 Annual Meeting of stockholders held on May 24, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to add item (d) below regarding the Company’s decision as to the frequency of future shareholder advisory votes regarding the compensation of the Company’s named executive officers. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07.            Submission of Matters to a Vote of Security Holders.

(d)           As previously disclosed in the Original Form 8-K, in a non-binding advisory vote on the frequency of future named executive compensation votes held at the 2017 Annual Meeting, 85,102,547 shares voted for one year, 1,408 shares voted for two years, 100,618 shares voted for three years and 300 shares abstained. In accordance with these results and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting), the Company’s Board of Directors has determined that the Company will hold future say on pay votes annually until the next advisory vote on the frequency of shareholder advisory votes regarding the compensation of the Company’s named executive officers.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: June 19, 2017

3